Exhibits 5 and 24.1

                                 Opinion of
                          Fleischmann & Fleischmann
            Regarding Legality of The Securities Being Registered
                                     and
                    Consent of Fleischmann & Fleischmann


                                July 28, 1994


Community Psychiatric Centers
24502 Pacific Park Drive
Laguna Hills, CA  92656

Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-8 of Community Psychiatric Centers (the "Company") to be filed with the Securities and Exchange Commission (the "Registration Statement") relating to the offering by the Company of up to 4,000,000 additional shares of its $1.00 par value common stock (the "Stock") upon exercise of options granted or to be granted pursuant to the Company's 1989 Stock Incentive Plan. Assuming that the Registration Statement becomes and remains effective and that applicable state securities laws have been complied with, we are of the opinion that the Stock will, upon sale in the manner specified in the Registration Statement, be legally issued, fully paid and nonassessable shares of the common stock of the Company.

We consent to the filing of this Opinion as Exhibit 5 to the Registration Statement.

                               Very truly yours,

                            FLEISCHMANN & FLEISCHMANN


                        By:     HARTLY FLEISCHMANN
                            ---------------------------
                                Hartly Fleischmann

HF:shs

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